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TUTOGEN MEDICAL, INC. ANNOUNCES RECEIPT OF NON-BINDING ACQUISITION PROPOSAL
MONDAY, NOVEMBER 03, 2003

CONTACT:

Tutogen Medical, Inc.
George Lombardi, CFO
973-785-0004 x101
glombardi@tutogen.com
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WEST PATERSON, NEW JERSEY -- (BUSINESS WIRE) -- November 3, 2003 -- Tutogen
Medical, Inc. (AMEX: TTG) announced today that the company has entered into a non-binding letter agreement with an unaffiliated private equity firm proposing to acquire all of the outstanding shares of common stock of Tutogen for $6.00 per share in cash. The proposal is subject to a due diligence review and the execution of definitive transaction documents.

Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Holdings, Inc. (NYSE:
ZMH), the Mentor Corporation (NMS: MNTR), IOP, Inc. and through independent distributors and subsidiaries in the U.S., Germany and France. For more information, visit the Company's web site at HTTP://WWW.TUTOGEN.COM.

Alterity Partners, LLC is advising Tutogen Medical in this transaction. Alterity Partners is a leading New York-based mergers and acquisitions advisory firm specializing in the healthcare and technologies sectors.


CERTAIN STATEMENTS IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS. IN ADDITION, THE ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD AFFECT SUCH RESULTS.